SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2003

CityXpress Corp.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-30742	98-0232838
(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1727 West Broadway, Vancouver, B.C. Canada V6J4W6
(Address of Principal Executive Offices)

(604) 638-3811
(Registrant's Telephone Number, Including Area Code)

(Former Name of Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press Release, dated May 16, 2003, issued by Cityxpress Corp. reporting results for the third quarter of 2003 (furnished and not filed herewith pursuant to Item 9).

ITEM 9. REGULATION FD DISCLOSURE (INFORMATION FURNISHED IN THIS ITEM 9 IS FURNISHED UNDER ITEM 12)

The following information is furnished by CityXpress Corp. (the "Company") pursuant to Item 12 of Form 8-K ("Disclosure of Results of Operations and Financial Condition"). It is being furnished under Item 9 of this Current Report on Form 8-K in accordance with the interim guidance provided by the Securities and Exchange Commission pursuant to SEC Release Nos. 33-8216, and 34-47583. This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference to any filing made under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

On May 16, 2003, the Company issued a press release announcing its financial results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITYXPRESS CORP.

Date: May 16, 2003	By: /s/ Ken Bradley
Signature
Ken Bradley
Chief Operating Officer and CFO

EXHIBITS
Exhibit No.	Description
99.1	Press Release dated May 16, 2003

CITYXPRESS REPORTS BEST-EVER QUARTERLY RESULTS

Vancouver, BC - May 16, 2003 - CityXpress Corp. (OTCBB:CYXP) reported its best-ever quarterly results, with revenue increasing to $376,364 compared to $105,615 for the comparative period in 2002. Year-to-date revenue after nine months increased to $732,602 compared to $268,334 for the comparative period last year. Results are reported in US dollars and are prepared in accordance with United States generally accepted accounting principles.

"Our revenue has grown for the seventh consecutive quarter," said Phil Dubois, President and CEO of CityXpress. "Revenue for third quarter in fact exceeded revenue for the previous two quarters combined and we recorded our first profitable month in the Company's history in March 2003. Looking ahead, we expect that newspaper auctions will continue to contribute to steadily improving performance."

Results for the third quarter ending March 31, 2003, compared to the third quarter of 2002:

Revenue for the third quarter increased to $376,364 from $105,615 for the same period in 2002. Gross profit increased to $252,871 from a loss of $30,134 and operating loss decreased from a loss of $404,515 to a loss of $186,702. Net loss of $243,597 or $0.01 per share was an improvement from the net loss of $433,213 or $0.02 per share recorded in the comparative 2002 quarter.

Results for the first nine months of fiscal 2003, compared to the same period in 2002:

Revenue for the nine months increased to $732,602 from $268,334. Gross profit increased to $443,104 from a loss of $160,356 and operating loss decreased from a loss of $1,487,896 to a loss of $642,873. Net loss of $791,511 or $0.03 per share was an improvement from the net loss of $1,519,861 or $0.06 per share recorded in the comparative quarter 2002.

Third quarter highlights included:

    15 newspaper auctions launched in the US and Canada.
    10 newspaper auctions launched for CanWest Media Inc., a division of CanWest Global Communications Corp.
    27 newspaper auctions signed for launch in the fourth quarter 2003.
    New version of our industry-leading newspaper auction software released that streamlined the management tools and further reduced the work effort and cost for a newspaper staging an auction.

With over 150 newspapers using its products, CityXpress provides its growing number of newspaper affiliates with innovative programs that generate new sources of advertising revenue.

ABOUT CITYXPRESS

CityXpress is the market leader in event auctions and online special sections for newspapers. CityXpress has offices in Seattle WA; Tampa and Fort Walton Beach FL; Vancouver BC; and Winnipeg MB. CityXpress shares trade on the NASD OTCBB under symbol CYXP. More information on CityXpress is available at www.cityxpress.com.

FOR MORE INFORMATION CONTACT:

Kris Guttormsson

Corporate Communications

CityXpress Corp

877-629-3976 x 317

kguttormsson@cityxpress.com

This press release and/or communication contains forward-looking statements regarding the Company's business strategy and future plans of operations. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates should and words of similar meaning. Forward-looking statements involve known and unknown risks and uncertainties, such as the Company's capital requirements and other liquidity concerns, fluctuations in demand for newspaper auctions and for the Company's other products, competitions, technological developments, and other risks and factors set forth from time to time in the Company's filings with the Securities and Exchange Commission and other press releases and/or communications of the Company. These and other important factors may cause actual results and performance to differ materially from the further results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release and/or communication speak only as of the date hereof based on information available to the Company as of the date hereof, and the Company does not assume, and expressly disclaims any obligation or duty to update, revise or amend any of the information presented herein.